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                                                                    EXHIBIT 5.02

                                Piper & Marbury
                                    L.L.P.
                             CHARLES CENTER SOUTH                   WASHINGTON
                            36 SOUTH CHARLES STREET                  NEW YORK
                        BALTIMORE, MARYLAND 21201-3018             PHILADELPHIA
                                 410-539-2530                         EASTON
                               FAX: 410-539-0489

                                 June 17, 1997



LaSalle Partners Incorporated
200 East Randolph Drive
Chicago, Illinois 60601

     Re: LaSalle Partners Incorporated
         -----------------------------

Ladies and Gentlemen:

     We have acted as Maryland counsel to LaSalle Partners Incorporated, a Maryland corporation (the "Company"), in connection with the registration statement on Form S-1 (the "Original Registration Statement") filed with the Securities and Exchange Commission on April 24, 1997, and Amendment No. 1 to the Original Registration Statement filed on May 8, 1997 (the "First Amendment," and together with the Original Registration Statement, the "Registration Statement"), relating to the offering (including an over-allotment option) of an aggregate of 4,600,000 shares of the Company's common stock, $.01 par value (the "Shares").

     In our capacity as Maryland counsel, we have reviewed the following:

     (a) The Charter of the Company, as amended to date (the "Charter"), certified by the Maryland State Department of Assessments and Taxation (the "Department");

     (b) A copy of the By-laws of the Company certified by an officer of the Company, as in effect on the date hereof (the "By-laws");

     (c)  The Registration Statement;

     (d) Certified resolutions of the Board of Directors of the Company authorizing the Registration Statement and the issuance of the Shares;


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                                                                 PIPER & MARBURY
                                                                       L.L.P

LaSalle Partners Incorporated
June 17, 1997
Page 2


     (e) A good standing certificate for the Company of recent date issued by the Department;

     (f) A Certificate of the Secretary of the Company dated June 17, 1997 as to certain factual matters including the issuance of the Shares; and

     (g) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, that the Shares have been or will be issued in accordance with the terms of the resolutions authorizing their issuance. In such examination we also have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies) and that all public records reviewed are accurate and complete. As to factual matters (including, without limitation, the issuance of capital stock) we have relied on the Certificate of the Secretary of the Company referenced in paragraph (f) above and have not independently verified the matters stated therein.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you as follows:

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

     (2) When issued and paid for in the manner contemplated by the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.




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                                                                 PIPER & MARBURY
                                                                      L.L.P.

LaSalle Partners Incorporated
June 17, 1997
Page 3


     The opinions expressed above are limited to the law of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in the Registration Statement.


                                        Very truly yours,

                                        /s/ Piper & Marbury L.L.P.